UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2024, the Board of Directors (the “Board”) of Future FinTech Group, Inc. (the “Company”) received a resignation letter from Mr. Johonson (Shun-Pong) Lau, to resign from the positions as a member of the Board, Chairman of the Audit Committee and a member of Compensation Committee, effective on September 30, 2024. Mr. Lau’s resignation is due to his other business commitments and not because of any disagreement with the Board.

On October 1, 2024, the Board appointed Mr. Mingyong Hu as a member of the Board, Chairman of the Audit Committee and a member of Compensation Committee of the Board, effective immediately, to fill the vacancy following the resignation of Mr. Lau.

Mr. Mingyong Hu, age 46, was the founder and CFO of Beijing Xiaowu Supply Chain Technology Co., Ltd. from August 2021 to April 2024. From March 2019 to July 2021, Mr. Hu was the executive vice president of Zhenghua Guotai International Trading Co., Ltd. From October 2017 to March 2019, Mr. Hu was the general manager of Zhongrong Dinghui (Beijing) Equity Investment Fund Management Co., Ltd. From January 2016 to October 2017, Mr. Hu was the executive vice president of Zhongsheng Wantong Equity Investment Fund Management (Beijing) Co., Ltd. From June 2007 to December 2015, Mr. Hu was a partner and executive deputy general manager of Zhonghao Investment Group Co., Ltd.

Mr. Mingyong Hu received his bachelor’s degree in accounting from Hunan University in July 2001. Mr. Hu is a Certified Public Accountant of China, and he also holds Certification of Securities Professional and Fund Qualification Certificate in China.

There are no arrangements or understandings between Mr. Mingyong Hu and any other person pursuant to which Mr. Hu was appointed as a director of the Company. In addition, there is no family relationship between Mr. Hu and any director or executive officer of the Company. The Board deems Mr. Hu an “independent director” as defined by NASDAQ Rule 5605(a)(2). The Board also determines that Mr. Hu an “audit committee financial expert” as defined by NASDAQ Rule 5605(c)(2)(A) and Item 407(d)(5) of Regulation S-K.

In connection with his appointment, the Company entered into a director agreement with Mr. Mingyong Hu (the “Agreement”) on October 1, 2024. Under the terms of the Agreement, Mr. Hu shall receive from the Company a fee in the amount of US$10,000 a year for his director services, payable quarterly. The Agreement imposes certain customary confidentiality and non-disclosure obligations on Mr. Hu customary for the agreements of this nature. The foregoing description is merely a summary of the Agreement and therefore does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Director Agreement by and Between the Company and Mingyong Hu dated October 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: October 4, 2024	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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